EXHIBIT 10.9

LETTER AGREEMENT

March 29, 2007

VIA FACSIMILE

The Pinnacle Fund, L.P.
4965 Preston Park Blvd.
Suite 240
Plano, TX 75093
Attn: Barry M. Kitt
William J. Collinsworth

Pinnacle China Fund, L.P.
4965 Preston Park Blvd.
Suite 240
Plano, TX 75093
Attn: Barry M. Kitt
William J. Collinsworth

Re:Waiver of Investor Lockup Right

Gentlemen:

We refer to the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated January 16, 2007, by and among China Public Security Technology, Inc. (formerly, Irish Mag, Inc.) (the “Company”), Pinnacle China Fund, L.P. and The Pinnacle Fund, L.P. (together, the “Investors”), pursuant to which the Company sold to the Investors 7,868,422 shares of the Company’s common stock for a purchase price of $14,950,001.80 or $1.90 per share. Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in the Securities Purchase Agreement.

As you know, Mr. Jiang Huai Lin, the Company’s Chief Executive Officer and majority shareholder, desires to transfer 500,000 shares of his common stock to certain employees of the Company and others who have provided consulting or advisory services to the Company in the past, for a purchase price of $950,000 or $1.90 per share (the “Transfer”). However, pursuant to the terms of the Lockup Agreement, dated January 31, 2007, among the Company, Mr. Lin and Total Device Management Limited a company owned and controlled by Mr. Lin, delivered to the Investors in accordance with Section 2.2(a)(5) of the Securities Purchase Agreement (the “Lockup Agreement”), Mr. Lin has agreed not to transfer or otherwise dispose of his shares for a one-year period (the “Lockup Provision”).

Section 6.4 of the Securities Purchase Agreement allows the waiver of any provision of the Securities Purchase Agreement by written agreement of the Company and the investors holding a majority of the Shares and Section 11 of the Lockup Agreement allows the parties to amend or modify its terms in writing. Consequently, the Company hereby requests that the Investors waive the Lockup Provision with respect to the Transfer.

[Signature Page Follows]

We ask that you waive the Lockup Provision as it relates to the Transfer by executing in the blank provided for your signature below. We acknowledge, however, that by signing below you are not waiving the Lockup Provision as it relates to any other disposition of securities held directly or indirectly by Mr. Lin, other than the Transfer.

Very truly yours,

CHINA PUBLIC SECURITY TECHNOLOGY, INC.

By: /s/ Jiang Huai Lin___________
                                            Jiang Huai Lin
                                    President and Chief Executive Officer

Consented to and approved this 29th day of March, 2007:

PINNACLE CHINA FUND, L.P.

By   /s/ Barry M. Kitt
        Barry M. Kitt,
Manager, Kitt China Management, L.L.C.,
the Manager of Pinnacle China Management, L.L.C.,
the General Partner of Pinnacle China Advisors, L.P.,
the General Partner of Pinnacle China Fund, L.P.

THE PINNACLE FUND, L.P.

By   /s/ Barry M. Kitt
        Barry M. Kitt,
Sole Member, Pinnacle Fund
Management, L.L.C.,
the General Partner of Pinnacle Advisors, L.P.,
the General Partner of The Pinnacle Fund, L.P.